                                                                 EXHIBIT 3.(i)

      EXHIBIT 3.(i) - AMENDED ARTICLES OF INCORPORATION AND CODE OF REGULATIONS



                        AMENDED ARTICLES OF INCORPORATION


     FIRST: The name of this corporation shall be Killbuck Bancshares, Inc.

     SECOND: The place in the State of Ohio where its principal office is to be located is 165 North Main Street, Killbuck, Holmes County.

     THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Revised Code of Ohio.

     FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Two Hundred Thousand (200,000), all of which shall be designated as Common Stock, without par value.

     FIFTH: No holders of shares of the corporation shall have any pre-emptive right to subscribe for or to purchase any shares of the corporation of any class, whether now or hereafter authorized. Cumulative voting of shares is not permitted.

     SIXTH: The number of Directors of the Corporation shall be fixed from time to time by its Code of Regulations and may be increased or decreased as therein provided, but the number thereof shall in no event be less than five. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, it not being required that each class have the same number of members if such is mathematically impossible, with the term of office of one class expiring each year. At the organizational meeting of shareholders, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding Annual Meeting; Directors of the second class shall be elected to hold office for a term expiring at the second succeeding Annual Meeting, and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding Annual Meeting. Thereafter, at each Annual Meeting of shareholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding Annual Meeting after such election. In the event of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be possible. In the event of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as possible.

     SEVENTH:  (A) Except as  otherwise  provided in Clause (B) of this  article
SEVENTH:

(i) any merger or consolidation of the Corporation with or into any other corporation;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person, or other entity;

(iii) the issuance or transfer of any securities of the Corporation to any other corporation, person, or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $250,000); or

(iv) the issuance or transfer of any securities of the Corporation to any other corporation, person, or other entity for cash;

shall require the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such other corporation, person, or other entity if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person, or entity is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, considered for the purposes of this article SEVENTH as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

         (B) The provisions of this Article SEVENTH shall not apply to any transaction described in clauses (i), (ii), (iii), or (iv) of Clause (A) of this Article SEVENTH, (i) with any corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of Directors, considered for this purpose as one class, is owned of record or beneficially by the Corporation and/or its subsidiaries; (ii) with another corporation, person, or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person, or other entity became the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors; or (iii) approved by resolution adopted by the affirmative vote of a least three-fourths of the members of the whole Board of Directors of the Corporation at any time prior to the consummation thereof.

         (C) For the purpose of this Article SEVENTH, a corporation, person, or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person, or other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of capital stock of the Corporation, or which is its "affiliate" or "associate" as those terms were defined in Rule 12B-2 of the general rules and regulations under the Securities Exchange Act of 1934 as in effect on September 30, 1991. For the purpose of this Article SEVENTH, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this Clause (C) but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

         (D) The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information then known to it, whether (i) any other corporation, person, or other entity beneficially owns, directly or indirectly, 10% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, or is an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $250,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article SEVENTH.

         EIGHTH: The Board of Directors of the Corporation, when evaluating any offer of another party to (i) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (ii) merge or consolidate the Corporation with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation the financial and managerial resources and future prospects of the other party; the possible effects on the business of the Corporation and its subsidiaries and on the depositors, employees, and other constituents of the Corporation and its subsidiaries; and the possible effects on the communities and the public interest which the Corporation and its subsidiaries serve. In evaluating any such offer, the Board of Directors shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation within the meaning of Section 1701.13 of the Ohio Revised Code, as it may be amended from time to time, and the Corporation's Code of Regulations.

         NINTH: When authorized by the affirmative vote of a majority of the Board of Directors, without the action or approval of the shareholders of this Corporation, this Corporation may redeem, purchase, or contract to purchase, at any time and from time to time, shares of any class issued by this Corporation for such prices and upon and subject to such terms and conditions as the Board of Directors may determine.

         TENTH:   These  Amended  Articles  of  Incorporation  take  the  place of and supersede the existing Articles of Incorporation as heretofore amended.

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 31st day of July, 1992.

                                           By:      /s/ Luther E. Proper
                                              -----------------------------
                                                Luther E. Proper, President



                                           By:      /s/ Jon D. Boley
                                              -----------------------------
                                                  Jon D. Boley, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

                               CODE OF REGULATIONS
                                       OF
                            KILLBUCK BANCSHARES, INC.

                                    ARTICLE I

SEAL

The Board of Directors may from time to time adopt such seal or seals, if any, as they deem appropriate for the use of the Corporation in transacting its business.

                                   ARTICLE II

SHAREHOLDERS

(a) ANNUAL MEETING. The annual meeting of the shareholders shall be held on such day, at such hour, and in such place as may be fixed from time to time by the Directors. At such meeting there shall be elected a Board of Directors to serve until the end of the term to which they are elected and until their successors are elected and qualified. Any other business may be transacted at the annual meeting without specific notice of such business being given, except such business as may require specific notice by law.

(b) SPECIAL MEETINGS. Special meetings of the shareholders may be held on any date. Calls for special meetings shall specify the time, place, and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

(c) CALLING OF MEETINGS. Meetings of the shareholders may be called only by the Chairman of the Board, the President or, in the case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, the Secretary, the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or the holders of fifty percent (50%) of all shares outstanding and entitled to vote thereat.

(d) NOTICE OF MEETINGS. Notice of each annual or special meeting of the shareholders shall be given in writing either by the President, any Vice President, the secretary, or any Assistant Secretary, not less than ten (10) days before the meeting. Such notice may be given by personal delivery or by mail. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Any shareholder may, at any time, waive any notice required to be given under these Regulations. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by such shareholder of notice of such meeting.

(e) PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, unless otherwise provided by action of the Directors. Meetings of shareholders may be held at any place within or without the State of Ohio.

(f) QUORUM. The shareholders present in person or by proxy at any meeting shall constitute a quorum unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Articles of Incorporation of the Corporation, or applicable law to take the action stated. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the Chairman of the Board, the President, or the officer of the Corporation acting as Chairman of the meeting, may adjourn such meeting from time to time and, if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

(g) VOTES REQUIRED. At all elections of Directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of a majority in voting power of the shares present in person or by proxy entitled to vote upon such matter or such other proportion of the shares as is required by law, the Articles of Incorporation, or these Regulations.

(h) ORDER OF BUSINESS. The order of business at any meeting of shareholders shall be determined by the officer of the Corporation acting as Chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation present in person or by proxy and entitled to vote at such meeting.

(i) ORGANIZATION. The President of the Corporation shall preside at all meetings of the shareholders, but in his absence the Board of Directors of the Corporation shall select another officer to so preside. The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

(j) VOTING BY SHAREHOLDERS. At any meeting of the Shareholders, each Shareholder of the Corporation shall, except as otherwise provided by law or by the express terms of such shares, be entitled to one vote either in person or by proxy, for each share of the Corporation registered in his name on the books of the Corporation (1) on the date fixed by the Board of Directors as the record date for the determination of Shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposition of such share or shares or transfer of the same on the books of the corporation after the date so fixed, or (2) if no such record date shall have been fixed, then as of the day next preceding the date of the meeting.

(k) RECORD DATE. The Directors may fix a record date for any lawful purpose, including without limitation, the determination of Shareholders entitled to (1) receive notice of or to vote at any meeting, (2) receive payment of any dividend or distribution, (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (4) participate in the execution of written consents, waivers, or releases. Said record date shall not be a date earlier than the date on which it is fixed, and shall not be more than sixty days preceding the date of such meeting, the date fixed for payment of any dividend or distribution, or the date fixed for the receipt or exercise of rights, as the case may be.

(l) PROXIES. At meetings of the Shareholders, any Shareholder of record entitled to vote thereat or to execute consents, waivers, and releases may be represented at such meeting or vote thereat, and may execute consents, waivers, and releases and exercise any of his other rights by proxy or proxies appointed by an instrument in writing signed by such Shareholder, but such instrument shall be filed with the Secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder.

(m) INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the Officer of the Corporation acting as Chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the Directors in advance of such meeting or, if not so filled, at the meeting by the Officer of the Corporation acting as Chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

                                   ARTICLE III

DIRECTORS

(a) AUTHORITY AND QUALIFICATIONS. Except where the law, the Articles of Incorporation, or the Code of Regulations otherwise provide, all authority of the Corporation shall be exercised by or under the direction of a Board of Directors. Each Director must be the owner and holder of not less than twenty-five (25) shares of stock in the Corporation and must hold the shares in his own name and unencumbered.

(b) NUMBER. The Board of Directors shall be composed of not less than five (5) nor more than fifteen (15) persons, as shall be fixed by the Shareholders in accordance with applicable law, who shall be elected in accordance with the provisions of the Articles of Incorporation by action of the Shareholders. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors then in Office.

(c) CHANGES. The number of Directors fixed in accordance with the immediately preceding paragraph may also be increased or decreased by the Directors at a meeting or by action in writing without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section; provided, that no such decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director; and provide, further, that the number of Directors shall not be increased by the Directors to more than three Directors beyond the number of Directors as fixed at the most recently held meeting of the Shareholders called for the purpose of electing Directors.

(d) TERM OF OFFICE. Directors shall be elected to hold office in accordance with the provisions of the Articles of Incorporation until the next annual meeting of Shareholders and until their successors are elected and qualified.

(e) NOMINATIONS. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of Shareholders, 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of Shareholders, and (2) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (1) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; and (4) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(f) REMOVAL. (A) The Directors may remove any Director if, by order of court, he has been found to be of unsound mind or if he is adjudicated a bankrupt.

         (B) All the Directors or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of three-fourths (3/4) of the voting rights entitling them to elect Directors in place of those to be removed, provided that unless all the Directors are removed, no individual Director shall be removed if the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, would be sufficient to elect at least one Director. In case of any such removal, a new Director may be elected at the same meeting for the unexpired term of each Director removed.

(g) VACANCIES. A vacancy shall exist in the Board of Directors in the event (1) A Director dies or resigns, (2) a Director is removed by the Board of Directors,
(3) a Director is removed by the Shareholders and the Shareholders fail to elect a new Director to fill the unexpired term, or (4) the Shareholders fail at any time to elect the whole authorized number of Directors. The remaining Directors, though less than a majority of the whole authorized number of Directors, may, by a vote of the majority of their number, fill any vacancy in the Board for the unexpired term.

(h) TIME OF MEETING. The Board of Directors shall meet at least annually, immediately following the annual meeting of the Shareholders, at the principle office of the Corporation or such other place as the annual Shareholders' meeting is held, but the Directors shall have the authority to change the time and place of such meeting by the adoption of By-Laws or by resolution.

(i) MEETINGS. Meetings of the Board of Directors other than the annual meeting may be called at any time by the President and shall be called by the President upon the request of any two Directors. Such meetings of the Directors shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the Directors may from time to time determine. Notice of the annual meeting need not be given and each Director shall take notice thereof, but this provision shall not be held to prevent the giving of notice in such manner as the Board may determine. The Board shall decide what notice shall be given and the length of time prior to the meetings that such notice shall be given of all other meetings. Any meeting at which all of the Directors are present shall be a valid meeting whether notice thereof was given or not, and any business may be transacted at such a meeting. Meetings of the Directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

(j) QUORUM. A majority of the whole authorized number of Directors shall be necessary to constitute a quorum for a meeting of Directors, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Board, except as otherwise provided by law, the Articles of Incorporation, or these Regulations.

(k) COMPENSATION. The Directors, by the affirmative vote of a majority in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation for any Director or Officer, for services rendered or to be rendered to the Corporation, including but not limited to the following types of programs: short-term incentives, stock-related long-term incentives, performance-related long-term incentives, deferred compensation plans, disability benefits, death benefits, insurance, and other fringe benefits.

(I) BY-LAWS. The Board of Directors may adopt By-Laws for their own government and that of the Corporation provided such By-Laws are not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE IV

COMMITTEES

The Board of Directors may, by resolution, designate not less than three (3) of its number to serve on an Executive Committee or such other committee or committees as the Board may from time to time constitute. The Board may delegate to any such Executive Committee or other committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors. The specific duties and authority of any such committee or committees shall be stated in the resolution constituting the same. An Executive Committee or other committee, once created and appointed, shall continue in office until expressly dissolved, terminated, reorganized, or replaced.

                                    ARTICLE V
OFFICERS

(a) OFFICERS. The Officers of the Corporation to be elected by the Board of Directors shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors may from time to time elect. A Chairman of the Board, if elected, must be a Director. Officers may be paid such compensation as the Board may determine. Any two or more offices may be held by the same person, but no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles, these Regulations, or the By-Laws to be executed, acknowledged, or verified by two or more Officers.

(b) ELECTION, TERM, AND REMOVAL. At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board shall elect Officers as described in the preceding paragraph. All Officers of the Corporation shall hold office for one year and until their successors are elected and qualified. Notwithstanding that, however, the Officers shall hold office at the pleasure of the Directors. Any Officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all of the Directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

(c) VACANCIES AND ABSENCE. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In the case of the absence of any Officer of the corporation or for any reason that the Board may determine as sufficient, the Board may delegate the powers and duties of such Officer to any other Officer or to any Director, except where otherwise provided by these Regulations or by statute, for the time being.

                                   ARTICLE VI
DUTIES OF OFFICERS

(a) CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if the Board establishes such office, shall preside at all meetings of the Board, confer with and advise all other Officers of the Corporation, and perform such other duties as may be delegated from time to time by the Board.

(b) PRESIDENT. The President shall be the Chief Executive Officer and active head of the Corporation, and in the recesses of the Board of Directors and the Executive Committee, if the Board establishes such a committee, shall have general control and management of all its business and affairs. He shall make such recommendations to the Board, or any committees thereof, as he thinks proper, and he shall bring before said Board such information as may be required touching the business and property of the Corporation. He shall perform generally all the duties incident to the office of President as required or authorized by law and such as are usually vested in the President of a similar corporation.

(c) VICE PRESIDENTS. The Vice Presidents, including the Executive Vice President, if the Board establishes such office, shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board or the President. The Executive Vice President, if the Board establishes such office, or the Vice President, or in the event there shall be more than one Vice President, such Vice President as may be designated by the Board, shall perform the duties and have the powers of the President in case of the absence of the latter from his office, and during such absence such Vice President shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting President.

(d) SECRETARY. The Secretary shall keep a record of all proceedings of the Board of Directors, and of all meetings of shareholders, and shall perform such other duties as may be assigned by the Board or the President.

(e) TREASURER. The Treasurer shall have charge of the funds and accounts of the Corporation. He shall keep proper books of account showing all receipts, expenditures, and disbursements of the Corporation, with vouchers in support thereof. He shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; he shall perform such other duties as shall be assigned from time to time by the Board or the President.

(f) BONDS OF OFFICERS. The Board of Directors shall determine which officers, if any, of the Corporation shall give bond, and the terms and amount thereof, the expense to be paid by the Corporation.

                                   ARTICLE VII

INDEMNIFICATION AND INSURANCE

(a) GENERAL INDEMNIFICATION. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director of the Corporation, or while a Director of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and (2) may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an Officer, employee, or agent of the Corporation, or while an Officer, employee, or agent of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(b) SUITS BY THE CORPORATION. The Corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of (1) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (2) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(c) INDEMNIFICATION FOR EXPENSES. To the extent that a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), of this Article, including any action or suit brought against a Director pursuant to Section 1701.95 of the Ohio Revised Code, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(d) DETERMINATION REQUIRED. Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, office, employee, partner, joint venturer, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not and are not parties to, or threatened with, such action, suit, or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or has performed services for the Corporation or any person to be indemnified within the past five years;
(3) by the Shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this paragraph (d) shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under paragraph (b) of this Article, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or other court in which action or suit was brought to review the reasonableness of such determination.

(e) ADVANCES FOR EXPENSES. (A) Expenses (including attorney's fees) incurred by a Director in defending any civil or criminal action, suit, or proceeding referred to in paragraphs (a) and (b) of this Article, except where the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to (1) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (2) reasonably cooperate with the Corporation concerning the action, suit, or proceeding. (B) Expenses (including attorney's fees) incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent in defending any action, suit, or proceeding referred to in paragraphs (a) and (b) of this Article, including any action or suit brought against a Director pursuant to Section 1701.95 of the Revised Code, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent to repay such amount, if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

(f) ARTICLE VII NOT EXCLUSIVE. The indemnification authorized by this Article VII shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, common law, the General Corporation Law of the State of Ohio, the Regulations, or any agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

(h) PARAGRAPHS (A) AND (B) NOT EXCLUSIVE. The authority of the Corporation to indemnify persons pursuant to paragraphs (a) and (b) of this Article VII does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to any other section of this Article VII. Paragraphs (a) and (b) of this Article VII do not create any obligation to repay or return payments made by the Corporation under any other section of this Article VII.

(i) DEFINITION OF "THE CORPORATION." As used in this Article VII, references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan, or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(j) EXCLUSION. Anything else contained in this Article VII to the contrary notwithstanding, (1) no indemnification may be paid and no expenses may be reimbursed to any person under this Article VII who is found to have violated any Federal or State banking laws for the acts or omissions which gave rise to such violation or violations, and any expenses reimbursed to such person for the defense of the actions or omissions which are found to have violated such laws shall promptly be reimbursed to the Corporation following such finding, or arrangements satisfactory to the Corporation made for such reimbursement, and
(2) no insurance or similar protection may be purchased, maintained, or furnished by the Corporation to or for any person under this Article VII against violations of Federal or State banking laws.

                                  ARTICLE VIII

SHARES OF STOCK

(a) CERTIFICATES OF STOCK. Certificates evidencing ownership of shares of the Corporation, showing the number of shares registered in his name on the books of the Corporation, shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number, the signatures of the Chairman of the Board, the President, or a Vice President, and of the Secretary or an Assistant Secretary (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped, or printed), and such recitals as may be required by law.

(b) TRANSFERS OF STOCK. Shares shall be transferable on the books of the Corporation by the holders thereof in person or by a duly authorized attorney upon surrender of the Certificates therefor with duly executed assignment endorsed thereon or attached thereto. Evidence of authority to endorse any certificate and to request its transfer shall be produced to the

Corporation. In case of transfer by executors, administrators, guardians, or other legal representatives or fiduciaries, appropriate legal evidence of their authority to act shall be produced and may be required to be filed the Corporation. No transfer shall be made until the stock certificate in question and such evidence of authority are delivered to the Corporation.

(c) TRANSFER AGENTS AND REGISTRARS. The Directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

(d) LOST, DESTROYED, OR MUTILATED CERTIFICATES. If any certificate of stock in this Corporation becomes worn, defaced, or mutilated, the Officers, upon production and surrender thereof, may order the same cancelled, and may issue a new certificate in lieu of the same. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed, or wrongfully taken, the Officers must cause the Corporation to issue a new certificate in place of the original certificate if the owner: (1) so requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and (2) files with the Corporation or its agents any indemnity bond requested by the Corporation, with surety or sureties satisfactory to the Corporation, in such sum as the Officers may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and (3) satisfies any other reasonable requirements which may be imposed by the Officers or Directors, their discretion.

                                   ARTICLE IX

ACTION WITHOUT A MEETING

Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the Shareholders or of the Directors or of a committee of the Directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose, or all the Directors, or all the members of such committee of the Directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

                                    ARTICLE X

AMENDMENTS TO REGULATIONS

(a) AMENDMENTS AT A MEETING. The Regulations may be amended, or new Regulations may be adopted, at a meeting of Shareholders held for such purpose, by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, provided that such amendment or adoption is recommended for approval by at least three-fourths (3/4) of the Directors of the Corporation. Unless at least three-fourths (3/4) of the Directors recommend the approval of such amendment or adoption, the affirmative vote of holders of shares entitling them to exercise at least three-fourths (3/4) of the voting power of the Corporation on such proposal shall be required.

(b) AMENDMENTS WITHOUT A MEETING. The Regulations may be amended or new Regulations may be adopted without a meeting by the written consent of holders of shares entitling them to exercise three-fourths (3/4) of the voting power of the Corporation on such proposal.

Exhibit 10
Material Contracts

Agreement and Plan of Reorganization with Commercial and Savings Bank Co., Danville, Ohio

                      AGREEMENT AND PLAN OF REORGANIZATION

     This is an AGREEMENT dated April 13, 1998, between Killbuck Bancshares, Inc. (hereinafter called "Killbuck") and Commercial and Savings Bank Co. (hereinafter called "Commercial").

                                   WITNESSETH:

         Killbuck is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 165 N. Main St., Killbuck, Ohio. As of the date hereof, Killbuck had authorized capital stock consisting of 200,000 shares of common stock, without par value ("Killbuck Common Shares") of which a total of 132,380 shares are issued and outstanding and 2,620 shares of treasury stock. Killbuck owns all of the outstanding capital stock of The Killbuck Savings Bank Company. (hereinafter referred to as the "Subsidiary").
         Commercial is an Ohio state banking corporation duly organized under the laws of the State of Ohio. Its principal office is located at 701 S. Market St., Danville, Knox County, Ohio. As of the date hereof, Commercial has authorized capital stock consisting of 20,200 authorized shares of common stock, $10.00 par value per share ("Commercial Common Stock"), all of which shares are issued and outstanding and none were shares of treasury stock owned by Commercial.
         At least a majority of the entire Board of Directors of Killbuck and at least a majority of the entire Board of Directors of Commercial, respectively, have approved the entering into of this Agreement and have authorized the execution and delivery of this Agreement. The Boards of Directors of Killbuck and Commercial have determined that it is in the best interests of their respective corporations and Shareholders that Commercial become a wholly owned subsidiary corporation of Killbuck. After the execution of this Agreement, Killbuck and Commercial will cause, subject to the terms and conditions set forth in this Agreement, the merger of Commercial with and into Killbuck Bank, in accordance with the terms set forth in the Merger Agreement attached hereto and designated Appendix A (the "Merger Agreement"). From and after the time the merger of Commercial and Killbuck Bank shall become effective, (the "Merger") and as and when required by this Agreement and the Merger Agreement, Killbuck will issue its Common Shares in exchange for all of the issued and outstanding shares of Commercial Common Stock.

         In consideration of mutual covenants and agreements herein contained, Killbuck and Commercial hereby make this Agreement and prescribe the terms and conditions of the Merger and the mode of carrying the Merger into effect as follows:

1. Execution of Merger Agreement. As soon as practicable after the date hereof, Killbuck Bank and Commercial will enter into the Merger Agreement. Upon consummation of the Merger, each share of Commercial Common Stock, (other than Dissenter Shares, as defined in Section 5) shall be converted into the right to receive .4317 duly authorized, validly issued, fully paid and non-assessable Killbuck Common Shares, in accordance with the provisions regarding the exchange of shares set forth in the Merger Agreement, subject to adjustment in the event of any stock dividend, stock split or other general distribution of Killbuck Common Stock prior to the Merger.


2. Articles of Incorporation and Code of Regulations. The Articles of Incorporation and Code of Regulations of Killbuck Bank shall be the Articles of Incorporation and Code of Regulations of the surviving banking corporation upon the consummation of the Merger of Commercial with and into Killbuck Bank.


3. Discussions with Others; Other Offers. On and after the date hereof, except with the written consent of Killbuck, Commercial shall not directly or indirectly solicit or encourage (nor shall Commercial permit any of its officers, directors, employees or agents directly or indirectly to solicit or encourage), including by way of furnishing information, any inquiries or proposals for a merger, consolidation, share exchange or similar transaction involving Commercial or for the acquisition of the stock or all or substantially all of the assets or business of Commercial, or discuss with or enter into conversations with any person, other than Commercial shareholders or employees, concerning any such merger, consolidation, share exchange, acquisition or other transaction, other than the share exchange with Killbuck; provided, however, that

         Commercial may communicate information about any such proposals or inquiries to its shareholders if and to the extent that it is required to do so in order to reasonably comply with its legal obligations. Commercial will promptly notify Killbuck orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details relating to any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.
                  In order to induce Killbuck to enter into this Agreement and incur the substantial expenses involved in effectuating the transactions contemplated herein, Commercial agrees and does hereby promise to pay to Killbuck the sum of $100,000, upon Killbuck's demand therefor, in the event that the Commercial shareholders fail to approve this Agreement or the Merger Agreement as a result of Commercial's decision to entertain offers from and negotiate with a bona fide offeree other than Killbuck.
4. Undertakings of the Parties. Killbuck and Commercial further covenant and agree as follows:
         (a) As soon as the Registration Statement referenced in (c) below shall become effective or an exemption to registration relied upon, this Agreement and the Merger Agreement shall be submitted to the Shareholders of Commercial for approval and adoption at a special meeting of Shareholders to be called and held in accordance with law and the Articles of Incorporation and Code of Regulations of Commercial.
         (b) As promptly as possible after the date hereof, each of Killbuck and Commercial shall use its best efforts, separately and jointly with the other party, in good faith to take or cause to be taken all such steps as shall be necessary or advisable to obtain all consents and approvals of governmental authorities as are required by law or otherwise to effect the share exchange, including without limitation the approval of the Federal Reserve Board (the "Board"), the approval of the Ohio Department of Commerce (Division of Financial Institutions Office of Banks and

                  Savings & Loans) and the approval of the Federal Deposit Insurance Corporation, and shall do any and all acts and things reasonably necessary or advisable in order to cause the share exchange to be consummated on the terms provided in this Agreement and to complete the Merger as promptly as practicable. Killbuck and Commercial will cooperate in complying with and in the preparation of proxy and registration statements under federal and state securities laws so as to facilitate the exchange of shares as contemplated by this Agreement and the Merger Agreement.

         (c) Each party will assume and pay all of its fees and expenses incurred by it incident to the negotiation, preparation and execution of this Agreement, obtain the requisite regulatory and shareholder consents and approvals and take all other acts incidental to, contemplated by or in pursuance of this Agreement. Killbuck shall be responsible for preparing and filing at no expense to Commercial: (i) any and all required regulatory applications necessary in connection with the transactions contemplated by this Agreement; and (ii) an S-4 Registration Statement to be filed with the Securities and Exchange Commission to register the Killbuck Common Shares to be issued in connection with the transactions contemplated by this Agreement or shall secure a suitable exemption from registration; provided, however, that such registration statement will not cover resales by any persons who may be considered "underwriters" under Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act") and (iii) any documents to be filed or action required to be taken under any applicable state securities or "Blue Sky" laws in connection with the Merger.

         (d) Between the date of this Agreement and the effective time of the Merger, each party (reviewee) will afford to the representatives of the other party (reviewer), including its counsel and auditors, during normal business hours, full access to any and all assets of, or information with respect to, reviewee to the end that reviewer may have full opportunity to make an investigation, in advance of the effective time as it shall reasonably desire in order to effectuate the purposes of this Agreement. To the extent reasonable under the circumstances, the officers of reciewee will confer with the representatives of reviewer and will furnish to reviewer either orally or by means of such records, documents, and memoranda as are reasonably available or capable of preparation (all of which reviewer will be permitted to make copies of) and such other information as reviewer may reasonably request. All information furnished by one party to another party in connection with this Agreement and the transactions contemplated hereby will be kept confidential by such other party and will be used only in connection with this Agreement and the transactions contemplated hereby, except to the extent that such information: (i) is already known to such other party when received; (ii) thereafter becomes lawfully obtainable from other sources; or (iii) is required to be disclosed in any document filed with the Securities and Exchange Commission, the Board, or any other governmental agency or authority. In the event that this Agreement is terminated, each party will return to the other party or destroy any documents received by it from the other party that contain any such confidential information.
         (e) After (i) receipt of the Board's prior approval of Killbuck's acquisition of Commercial; (ii) the approval of the Shareholders of Commercial; and (iii) the regulatory waiting period(s) have expired, Killbuck shall designate the date as of which Killbuck desires the Merger to become effective and the time the Merger shall become effective shall occur at the time and on the date so designated, provided, that the date so designated shall not be later than 30 days following the last of the events described above (i-iii) shall occur.
         (f) Subject to the terms and conditions of this Agreement, Killbuck and Commercial each agree that, subject to applicable laws and to the fiduciary duties of its respective directors, each will promptly take or cause to be taken all action, and promptly do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and other transactions contemplated by this Agreement.
         (g) Killbuck shall offer the existing employees of Commercial the opportunity to become employees of Killbuck Bank (i.e. the surviving banking corporation under the Merger Agreement) following consummation of the Merger; provided, however, that nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision. Commercial's employees who become employees of Killbuck Bank after the Merger will have their years of service credited toward eligibility and vesting in Killbuck's qualified retirement plans, but shall be treated as new employees for purposes of accrual of benefits under any such qualified plans. With respect to all non-qualified benefits plans (such as vacation, sick days, and policies of like import) Commercial's employees who become employees of Killbuck after the Merger will have their years of service credited toward the determination of whether and to the extent that they participate in such non-qualified plans, but shall be treated as new employees for purposes of the determination of the accrual of any benefit based on past service.
         (h) Commercial shall, prior to the time the Merger shall become effective, take such actions, in consultation with Killbuck, as shall be necessary or desirable to cause termination of any qualified retirement plans of Commercial at or after the effective date of Merger.
         (i) Killbuck and Commercial acknowledge that the transactions contemplated hereby are subject to the provisions of the Securities Act of 1933, as amended (the "Act") and Rule 145 thereunder. Killbuck agrees to prepare and file, as soon as practicable after the execution of this Agreement, the Registration Statement under and pursuant to the provisions of the Act for the purposes of registering the Killbuck Common Shares to be issued in connection with the transactions contemplated hereby or in lieu thereof to secure a suitable exemption therefrom. Commercial agrees to provide promptly to Killbuck information concerning the business and financial condition and affairs of Commercial as may be required or appropriate for inclusion in any such Registration Statement and to cause its counsel and auditors to cooperate with Killbuck counsel and auditors in the preparation of any such Registration Statement. Killbuck agrees to use its best efforts to have such Registration Statement declared effective under the Act as soon as may be practicable, and Commercial agrees to distribute the prospectus/proxy statement (to be prepared by and furnished at Killbuck's expense) contained in such Registration Statement (the Commercial "Prospectus/Proxy Statement") to Commercial shareholders prior to the scheduled meeting of Commercial shareholders that will be held to consider approval of this Agreement and the Merger Agreement. Except to the extent permitted by Rule 145(b), Killbuck and Commercial agree not to publish any communication other than the Prospectus/Proxy Statement, in respect of this Agreement, the Merger Agreement, or the transactions contemplated therein. Any communication by either party under Rule 145(b) will be made only upon the written approval of the other. Killbuck and Commercial agree that, between the date the Registration Statement becomes effective and the effective time of the Merger, they will keep each other advised on a current basis of material developments concerning their respective businesses, including any event which would cause the Prospectus/proxy Statement to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Killbuck shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Killbuck Common Shares by Commercial shareholders who may be deemed to be affiliates of Commercial, as such term is defined in Rule 144 promulgated under the Act (the "Affiliates").
         (j) Each Affiliate of Commercial shall furnish to Killbuck a certificate representing that such Affiliate will not sell, assign, or transfer any of the Killbuck Common Shares received by such Affiliate as a result of the transactions contemplated by this Agreement, except pursuant to (a) registration under the act or (b) a transaction permitted by Rule 145 under the Act, or (c) a transaction in which, in the opinion of counsel satisfactory to Killbuck, or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, the Killbuck Common Shares are not required to be registered under the Act; and in the event of sale or other disposition pursuant to Rule 145 such Affiliate will supply satisfactory evidence of compliance with such Rule to Killbuck. With respect to such representations, each Affiliate shall agree to hold harmless and indemnify Killbuck and Killbuck's officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities to which Killbuck or any officer or director of Killbuck may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations. Each Affiliate shall further agree that the certificate or certificates representing the Killbuck Common Shares issued to such Affiliate upon the consummation of the Share Exchange may bear the following restrictive legend:
                           "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) current registration under the Act,
                           (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."
         Killbuck covenants and agrees to remove the foregoing restrictive legend from the certificate or certificates representing the Killbuck Common Shares issued to an Affiliate and to cancel any stop order instructions with respect thereto upon (i) receipt of advice from its counsel that such actions are appropriate under the then existing circumstances, or (ii) upon request of the holder thereof at anytime after that period ending one year following the Merger, provided that the holder thereof is not, and has not for at least the thirty day period ending prior to the request been an affiliate of Killbuck.
         (k) Killbuck shall, to the extent required by applicable state securities or "blue sky" laws, as promptly as practicable after the furnishing by Commercial of all information regarding Commercial required or desirable to be reflected therein file with applicable state securities or blue sky administrators, use its best efforts to cause to become effective or be approved, all registration statements or applications required to be so filed with respect to the issuance of the Killbuck Common Shares in connection with the Agreement of Merger.
         (l) On the date the Registration Statement becomes effective and at the effective time of the Merger, Commercial shall deliver to Killbuck a certificate signed by the principal executive officer and by the principal financial officer of Commercial to the effect that the information contained in the Registration Statement relating to the business and financial condition and affairs of Commercial does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date the Registration Statement becomes effective and at the effective time of the Merger, Killbuck shall deliver to Commercial a certificate signed by the chief executive officer and by the chief financial officer of Killbuck to the effect that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Commercial) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
         (m) Killbuck undertakes to consider and interview, after the effective time of the Merger, such directors of Commercial as shall desire to be considered for a position as a director of the resulting banking corporation after the merger of Commercial with and into Subsidiary, and Killbuck may in its sole discretion add one or two such persons to the Board of Directors of the Subsidiary.
5. Dissenting Shareholders. Holders of Commercial Common Stock, who do not vote their shares in favor of the Merger and otherwise comply in all respects to perfect dissenters' rights, will be entitled to dissenters' or appraisal rights, if any, pursuant to and solely upon strict compliance with, the applicable provisions of Ohio law (collectively, the "Dissenting Shares").
6. Tax Opinion. Killbuck, for the benefit of Killbuck, Commercial and Commercial's Shareholders, shall obtain a written opinion of it's counsel, to the effect that:

         (a) The statutory merger of Killbuck Bank with and into Commercial will constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code;
         (b) No gain or loss will be recognized by Commercial as a consequence of the transactions herein contemplated;
         (c) No gain or loss will be recognized by the Shareholders of Commercial on the exchange of their shares of Commercial Common Stock for Killbuck Common Shares (disregarding for this purpose any cash received for fractional share interests to which they may be entitled);
         (d) The federal income tax basis of the Killbuck Common Shares received by the Shareholders of Commercial for their shares of Commercial Common Stock will be the same as the federal income tax basis of the Commercial Common Stock surrendered in exchange therefor; and
         (e) The holding period of the Killbuck Common Shares received by a shareholder of Commercial in exchange for shares of Commercial Common Stock will include the period for which the Commercial Common Stock exchanged therefor was held, provided the exchanged Commercial Common Stock was held as a capital asset by such shareholder on the date of the exchange.
7. Representations and Warranties of Killbuck. Killbuck represents and warrants to Commercial as follows:
         (a) Killbuck is a corporation duly organized and validly existing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business in the State of Ohio, together with all other jurisdictions where it is both required to so qualify and the failure to so qualify would have material and adverse consequences to Killbuck. Killbuck has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it, including the businesses of Subsidiary. As of December 31, 1997, the authorized capital stock of Killbuck consisted of 200,000 shares of common stock, without par value, of which a total of 132,380 shares were issued and outstanding and 2,620 shares were held by Killbuck as treasury stock. All of said shares of capital stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder.
         (b) Killbuck has furnished to Commercial copies of its audited Consolidated Balance Sheets as of December 31, 1997, and 1996, and the Consolidated Statements of Income, Shareholders' Equity and Statements of Cash Flows for the three years ended December 31, 1997, 1996 and 1995, together with the notes thereto. Each of the aforementioned financial statements was prepared in accordance with Generally Accepted Accounting Principles, consistently applied and is true and correct in all material respects and together present fairly the consolidated financial position and results of operations of Killbuck as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since December 31, 1997, there has not been any material adverse change in the financial condition, results of operations, business or prospects of Killbuck and the Subsidiary on a consolidated basis.
         (c) The Board of Directors of Killbuck has authorized execution of this Agreement and the Merger Agreement and approved the merger of Subsidiary and Commercial as contemplated herein and therein. Killbuck and Subsidiary have all requisite power and authority to enter into this Agreement and the Merger Agreement and Killbuck and Subsidiary have the authority to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of Killbuck and this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved on behalf of Killbuck by all requisite corporate action. Provided the required approvals are obtained from the Board, neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Killbuck or Subsidiary may be subject, any contract, agreement or instrument to which Killbuck or Subsidiary is a party or by which Killbuck or Subsidiary is bound or committed, or the Articles of Incorporation or Code of Regulations of Killbuck or Subsidiary, or constitute an event which with the lapse of time or action by a third party, could, to the best of Killbuck's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Killbuck or Subsidiary or upon any of the stock of Killbuck or Subsidiary; except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have any material adverse effect on the financial condition, results of operations or business of Killbuck on a consolidated basis.
         (d) There is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of Killbuck and its executive officers, threatened, against or affecting Killbuck and/or the Subsidiary or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, involving a material amount which, if resolved adversely to the interest of Killbuck and the Subsidiary, would materially affect the financial conditions or operations of Killbuck and the Subsidiary and/or its ability to perform under this Merger Agreement, and to the best of the knowledge and belief after due inquiry of Killbuck and its executive officers, no one has asserted and no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert any such claims against Killbuck and the Subsidiary based upon the wrongful action or inaction of Killbuck and the Subsidiary or any of their respective officers, directors or employees.
         (e) At the time the Merger shall become effective and on such subsequent date when the former Shareholders of Commercial surrender their Commercial share certificates for cancellation, the Killbuck Common Shares to be received by Shareholders of Commercial will have been duly authorized and validly issued by Killbuck and will be fully paid and nonassessable.
         (f) Killbuck has not incurred and will not incur directly or indirectly any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Agreement or the transactions contemplated thereby.
         (g) The Pension Plan for the Employees of Killbuck Bancshares, Inc. and its affiliates and any other plan which purport to be qualified plans under Section 401(a) of the Internal Revenue Code is so qualified and is in compliance in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered where failure to file will result in a penalty or result in disqualification of the plan. Killbuck has no knowledge either of any circumstances which would adversely affect the qualifications of the plans or their compliance with the applicable requirements of ERISA, or of any "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code) which has occurred since the date on which said section became applicable to the plans. With respect to those plans which are defined benefit plans within the meaning of ERISA, such plans meet the minimum funding standards set forth in the Internal Revenue Code and ERISA.
         (h) Since December 31, 1997, each of Killbuck and the Subsidiary has conducted business only in the ordinary course, and has preserved its corporate existence, business and goodwill intact.
         (i) Killbuck and the Subsidiary each have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of the Subsidiary and all other assets and properties reflected in Killbuck's Balance Sheet of December 31, 1997 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
                  1997) subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except: (i) those items that secure liabilities that are reflected in said Balance Sheet; (ii) statutory liens for taxes not yet delinquent; and (iii) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges are not in the aggregate, material to the assets and properties of Killbuck. Killbuck or its Subsidiary as lessee has the contractual right under valid leases to occupy, use, possess and control all material property leased by Killbuck or its Subsidiary.
         (j) To the best of the knowledge after due inquiry of Killbuck and its executive officers, Killbuck and the Subsidiary have complied with all laws, regulations and orders applicable to them and to the conduct of their respective businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for possible technical violations which together with any penalty which results therefrom are or will be of no material consequence to either Killbuck or the Subsidiary. Neither Killbuck nor the Subsidiary is the subject of, nor a party to, any regulatory action or agreement such as letter agreements, memorandum of understanding, cease and desist orders or like agreements. Neither Killbuck nor the Subsidiary are in default under, and no event has occurred which, with the lapse of time or action by a third party, could, to the best of Killbuck's knowledge after due inquiry, result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the default(s) could reasonably be expected to have a material adverse effect on the financial conditions, results of operations or business of Killbuck and the Subsidiary on a consolidated basis.
         (k) Killbuck and Subsidiary have duly filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed by Killbuck up to the date hereof. To the best of the knowledge and belief of Killbuck all such returns are true and correct in all material respects, and Killbuck has paid or, prior to the time the Merger shall become effective, will pay all taxes, interest and penalties shown on such return or reports or claimed (other than those claims being contested in good faith and which have been disclosed to Commercial) to be due to any federal, state, county, local or other taxing authority, and there is, and at the time the Merger shall become effective will be, no basis for any additional claim or assessment which might materially and adversely affect

                  Killbuck or the Subsidiary, and for which an adequate reserve has not been established. To the best of its knowledge and belief, Killbuck has paid or made adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending as of the date thereof. To the best of its knowledge and belief Killbuck has, or at the time the Merger shall become effective will have, no material liability for any taxes, interest or penalties of any nature whatsoever, except for those taxes which may have arisen up to the time the Merger shall become effective in the ordinary course of business and are properly accrued on the books of Killbuck as of the time the Merger shall become effective.
         (l) To the best of its knowledge and belief, but without having undertaken an environmental audit, Killbuck has no knowledge of any underground storage tanks, any hazardous substances, hazardous waste, pollutant or contaminant, including, but not limited to, asbestos (except as previously disclosed to Commercial in a letter of even date herewith), PCB's or urea formaldehyde, having been generated, released into, stored or deposited over, upon or below (in storage tanks or otherwise) Killbuck's or Subsidiary's premises or any other real property owned or leased by Killbuck or Subsidiary other than other real estate owned, for which no investigation was conducted by Killbuck, but for which Killbuck has no knowledge of such, or into any water systems on or below the surface of the Killbuck or Subsidiary premises or any other real property owned or leased by Killbuck or Subsidiary other than other real estate owned, for which no investigation was conducted by Killbuck, but for which Killbuck has no knowledge of such from any source whatsoever. As used in this Agreement, the terms "hazardous substance," "hazardous waste," "pollutant" and "contaminant" mean any substance, waste, pollutant or contaminant included within such terms under any applicable Federal, state or local statute or regulation.

8. Representations and Warranties of Commercial. Commercial represents and warrants to Killbuck that, except as set forth in the disclosure letter dated of even date herewith (the "Disclosure Letter") and attached hereto and made a part hereof, as follows:

         (a) Commercial is a banking corporation duly organized and validly existing in good standing under the laws of the State of Ohio. Commercial has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it. As of the date of this Agreement, the authorized capital stock of Commercial consists of 20,200 shares of common stock with $10 par value, all of which shares are issued and outstanding and none are shares of treasury stock owned by Commercial. All of said shares of capital stock are fully paid and nonassessable and are not issued in violation of the preemptive rights of any shareholder. There are no outstanding options, warrants or commitments of any kind relating to Commercial's capital stock.
         (b) Commercial has furnished to Killbuck copies of all financial statements relating to Commercial, as filed with the appropriate regulatory agencies, as of and for the years ended December 31, 1997 and 1996. Each of the aforementioned financial statements is and shall be prepared in accordance with Generally Accepted Accounting Principles or applicable regulatory accounting principles applicable to Commercial consistently applied and is and shall be true and correct in all material respects and together present fairly the consolidated financial position and results of operations of Commercial as of the dates and for the periods therein set forth. Commercial financial statements do not and will not, as of the dates thereof, include any asset in excess of $5,000 or omit any liability in excess of $5,000, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since December 31, 1997, there has not been any change in the financial condition, results of operations, business or prospects of Commercial (including, without limitation, any adverse trend in the loan loss experience of Commercial) which in the aggregate, has had a material adverse effect on Commercial's condition.
         (c) The Board of Directors of Commercial has authorized execution of this Agreement. Subject to the approval by the Shareholders of Commercial, Commercial has all requisite power and authority to enter in this Agreement and the Merger Agreement. Commercial has the authority to consummate the transactions contemplated hereby so that, provided all required corporate and regulatory approvals are obtained, neither the execution and delivery of this Agreement, the Merger Agreement nor the consummation of the Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Commercial may be subject, any contract, agreement or instrument to which Commercial is a party or by which Commercial is bound or committed, or the Articles of Incorporation or Code of Regulations of Commercial, or constitute an event which with the lapse of time or action by a third party, could, to the best of Commercial's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge, encumbrance upon any of the assets, property or capital stock of Commercial, except, however, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the time the Merger becomes effective, or (ii) if not so cured or waived would not, in the aggregate, have any material adverse effect on the financial condition, results of operations or business of Commercial.

         (d) Except as disclosed in Subsection (d) of the Disclosure Letter, there is no litigation, action, suit, investigation or proceeding pending or, to the best of their knowledge after due inquiry of Commercial and its executive officers, overtly threatened, against or affecting Commercial or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, involving in excess of $5,000, and to the best of the knowledge and belief after due inquiry of Commercial and its executive officers, no one has asserted and no one has reasonable or valid ground on which it reasonably can be expected that anyone will assert any such claims against Commercial based upon the wrongful action or inaction of Commercial or its respective officers, directors or employees.
         (e) Commercial has good and marketable title to all assets and properties, whether real or personal, tangible or intangible reflected in Commercial's Balance Sheet of December 31, 1997 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997) subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except: (i) those items that secure liabilities that are reflected in said Balance Sheet; (ii) statutory liens for taxes not yet delinquent; and (iii) minor defects and irregularities in title and encumbrances which do not impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges are not in the aggregate, material to the assets and properties of Commercial. Commercial as lessee has the contractual right under valid leases to occupy, use, possess and control all material property leased by Commercial.
         (f) To the best of the knowledge after due inquiry of Commercial and its executive officers, Commercial has complied with all laws, regulations and orders applicable to it and to the conduct of its business, including without limitation, all statutes, rules and regulations pertaining to the conduct of its banking activities except for possible technical violations which together with any penalty which results therefrom are or will be of no material consequence to Commercial. Except as disclosed in Subsection (f) of the Disclosure Letter, Commercial is not the subject of, nor is a party to, any regulatory actions or agreement such as letter agreements, memorandum of understanding, cease and desist order or like agreements. Commercial is not in default under, and no event has occurred which, with the lapse of time or action by a third party, could, to the best of Commercial's knowledge after due inquiry, result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity.
         (g) Except as disclosed in Subsection (g) of the Disclosure Letter, Commercial has not, since December 31, 1997 to the date hereof: (i) issued or sold any of its capital stock or any corporate debt securities; (ii) granted any option for the purchase of capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock except as permitted pursuant to Section 9(a) hereof or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent), except for obligations reflected in this Agreement or the Merger Agreement, and except for obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent) any of its assets or properties;
                  (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than the current portion of any long term liabilities which become due after December 31, 1997, current liabilities included in its financial statements as of December 31, 1997, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement or the Merger Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets worth in excess of $5,000 outside the ordinary course of business; (vii) made any officers' salary increase or wage increase other than in the ordinary course of business, entered into any employment contract with any officer or salaried employee or, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, involving in excess of $5,000, affecting its business, property or assets or waived (except for fair consideration) any rights of value which are material in the aggregate, considering its business taken as a whole; or (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights.
         (h) Except as disclosed in Subsection (h) of the Disclosure Letter, Commercial is not a party to or bound by any written or oral: (i) employment or consulting contract which is not terminable by it on 60 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or purchase, profit-sharing, retirement or stock option plan,
                  (iii) other employee benefit or welfare plan, or (iv) other executory material agreements which in any case obligate Commercial to make any payment(s) which in the aggregate exceed $5,000 per year except for contracts terminable on 60 days notice. All such pension, stock bonus or purchase, profit-sharing, defined benefit and retirement plans set forth under the caption "Qualified Plans" in the Commercial Document List (hereinafter referred to collectively as the "plans") are qualified plans under Section 401(a) of the Internal Revenue Code and in compliance in all material respects with ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the plans have been timely filed or delivered where failure to file would result in a penalty and/or result in disqualification of the plan. Commercial has no knowledge either of any circumstances which would adversely affect the qualification of the plans or their compliance with ERISA, or of any unreported "reportable event" (as such term is defined in ERISA) or, any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Internal Revenue Code) which has occurred since the date on which said sections became applicable to the plans. The plans meet the minimum funding standards set forth in the Internal Revenue Code and ERISA.
         (i) Commercial has duly filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed by Commercial up to the date hereof. Except as set forth in Subsection (i) of the Disclosure Letter, to the best of the knowledge and belief of Commercial all such returns are true, are correct in all material respects, and Commercial has paid or, prior to the time the Merger shall become effective, will pay all taxes, interest and penalties shown on such return or reports or claimed together than those claims being contested in good faith and which have been disclosed to Killbuck to be due to any federal, state, county, local or other taxing authority, and there is, and at the time the Merger shall become effective will be, no basis for any additional claim or assessment in excess of $5,000 and for which an adequate reserve has not been established. To the best of its knowledge and belief, Commercial has paid, made or will make adequate provision in its financial statements or its books and records for all taxes payable in respect of all periods ending as of the date thereof. To the best of its knowledge and belief, Commercial has, or at the time the Merger shall become effective will have, no liability for any taxes, interest or penalties of any nature whatsoever, in excess of $5,000 except for those taxes which may have arisen up to the time the Merger shall become effective in the ordinary course of business and are properly accrued on the books of Commercial as of the time the Merger shall become effective.
         (j) To the best of its knowledge and belief, but without having undertaken an environmental audit, Commercial has no knowledge of any underground storage tanks, any hazardous substances, hazardous waste, pollutant or contaminant, including, but not limited to, asbestos (except as disclosed in Subsection (j) of the Disclosure Letter), PCB's or urea formaldehyde, having been generated, released into, stored or deposited over, upon or below (in storage tanks or otherwise) Commercial's premises or any other real property owned or leased by Commercial other than other real estate owned, for which no investigation was conducted by Commercial, but for which Commercial has no knowledge of such, or into any water systems on or below the surface of the Commercial premises or any other real property owned or leased by Commercial other than other real estate owned, for which no investigation was conducted by Commercial, but for which Commercial has no knowledge of such from any source whatsoever. As used in this Agreement, the terms "hazardous substance," "hazardous waste," "pollutant" and "contaminant" mean any substance, waste, pollutant or contaminant included within such terms under any applicable Federal, state or local statute or regulation.
          (k) Commercial has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby.

         (l) Subject to their fiduciary duties, the directors of Commercial executing this Agreement shall vote the shares of Commercial held directly by them in favor of adoption of the Agreement.
         (m) All contracts and commitments (whether written or oral) that may have a material effect on the business of Commercial are disclosed in subsection (m) of the Disclosure Letter and copies of any such written contracts or commitments have been provided to Killbuck. All contracts and commitments for the lease or purchase of equipment or services have been entered into on an arm's length basis.
         (n) The deposits of Commercial are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act ("FDIA"). Commercial has paid all assessments and filed all reports required under the FDIA and is in compliance, in all material respects, with all regulatory requirements imposed in connection with the insurance of its deposits.
         (o) To the best of Commercial's knowledge and belief, the reserves for possible loan losses on the outstanding loans of Commercial (if any, as reflected in the balance sheet of Commercial as of December 31, 1997 (the "1997 Balance Sheet") are adequate to absorb all known and anticipated loan losses in the loan portfolio of Commercial, net of recoveries relating to loans previously charged off. Except as set forth in subsection (o) of the Disclosure Letter, there are no loans of Commercial the present principal balance of which is in excess of $5,000 that have been classified orally or in writing by bank examiners (regulatory or internal) as "Other Loans Specifically Mentioned," "Substandard," "Doubtful," or "Loss," as of the last examination date (which shall include the date on which any examination prior to the effective time is concluded). To the best of Commercial's knowledge and belief, each loan in the principal amount of $5,000 or greater reflected as an asset of Commercial in the 1997 Balance Sheet or acquired by

                  Commercial since December 31, 1997, is the legal, valid and binding obligation of the obligor and any guarantor named therein, and no such loan is subject to any defense, offset or counterclaim. Except for pledges to secure public and trust deposits, to the best of Commercial's knowledge and belief, none of the investments reflected in the 1997 Balance Sheet under the heading "Investment Securities," and none of the investments made by Commercial since December 31, 1997, is subject to any restriction, whether contractual or statutory, which impairs the ability of Commercial freely to dispose of such investment at any time. Commercial is not a party to any repurchase agreements. Except as set forth in subsection (o) of the Disclosure Letter, and except for transactions aggregating less than $ 5,000, Commercial has not sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or any other person has the right, either conditionally or absolutely, to require Commercial to repurchase or otherwise re acquire any such assets.
         (p) Subsection (q) of the Disclosure Letter contains a list and a brief description of all insurance policies currently in force with respect to Commercial. All premiums due on such policies have been paid, and such policies will continue to remain in force through the Effective Time. Subsection (q) of the disclosure letter also contains a description of all claims in excess of $1,000 currently pending under such insurance policies, together with a list of all other claims in excess of $1,000 which have been filed during the last three (3) years and a description of the disposition thereof.
         (q) Except to the extent reflected or reserved against in the 1997 Balance Sheet or in the notes thereto, as of the date of such Balance Sheet, Commercial has no liabilities or obligations, secured or unsecured, whether accrued, absolute, contingent or otherwise, which would materially and adversely affect the financial condition, results of operations, assets, or business of Commercial.

         (r) Except for loans made in the ordinary course of business, Commercial has no business relationships, business transactions or indebtedness with or to any of its officers and directors.
9. Action by Commercial Pending Effective Time. Commercial agrees that from the date of this Agreement until the time the Merger shall become effective, except with prior written permission of Killbuck:
         (a) Beginning with the date hereof and until such time as the Merger shall become effective, Commercial will not declare or pay any dividends or make any distributions other than regular cash dividends, payable at such times and in amounts consistent with past practice and not to exceed the per share rate paid in the prior calendar year. If, prior to the consummation of the Merger, Commercial shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, appropriate adjustment or adjustments will be made in the foregoing per share dividend rate.
         (b) Commercial will not issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with its capitalization.
         (c) Except as otherwise set forth in or contemplated by this Agreement or the Merger Agreement, Commercial will carry on its businesses in substantially the same manner as heretofore, keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact.
         (d) Commercial will not: (i) enter into any transaction other than in the ordinary course of business or incur or agree to incur any obligation or liability except liabilities incurred and obligations entered into in the ordinary course of business;
                  (ii) change its lending, investment, liability management and other policies in any respect; (iii) except as committed for adjustment as of the date hereof and consistent with prior practice, grant any general or uniform increase in the rates of pay of employees;
                  (iv) incur or commit to any capital expenditures other than in the ordinary course of business, or (v) merge into, consolidate with or sell its assets to any other corporation or person, or permit any other corporation to be merged or consolidated with it or acquire all of the assets of any other corporation or person.
         (e) Commercial will not change its method of accounting in effect at December 31, 1997 except as required by changes in generally accepted accounting principles and concurred in by Commercial's independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of Commercial's Federal income tax returns for the taxable year ending December 31, 1997, except for changes required by law.
          (f) Commercial will promptly advise Killbuck in writing of all material actions taken by the directors and Shareholders of Commercial, furnish Killbuck with copies of all minutes of such action and monthly interim financial statements of Commercial as they become available, and keep Killbuck fully informed concerning all developments which in the opinion of Commercial may have a material effect upon the business, properties or condition (either financial or otherwise) of Commercial.
10. Action by Killbuck Pending Effective Time. Killbuck agrees that from the date of this Agreement until the time the Merger shall become effective:
         (a) Killbuck will carry on its business in substantially the same manner as heretofore except as otherwise set forth in or contemplated by this Agreement, and Killbuck will keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its best efforts to maintain and preserve its business organization intact.
         (b) Killbuck will not change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles as concurred in by Killbuck's independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of Killbuck's Subsidiary for the taxable year ended December 31, 1997, except for changes required by law or take any action which could jeopardize the tax free nature of the Merger.(c) Killbuck will furnish Commercial with copies of monthly interim financial statements of Killbuck and keep Commercial fully informed concerning all developments which in the opinion of Killbuck may have a material effect upon the business, properties or condition (either financial or otherwise) of Killbuck.
11. Conditions to Obligations of Killbuck. The obligations of Killbuck under this Agreement and the Merger Agreement are subject, unless waived by Killbuck, to the satisfaction of the following conditions on or prior to the time the Merger shall become effective:
         (a) There shall not have been any material adverse change or discovery of a condition or the occurrence of an event which has or is likely to result in such a change, in the financial condition, aggregate net assets, Shareholders' equity, business or operating results of Commercial from December 31, 1997 to the time the Merger shall become effective.
         (b) Commercial shall not have paid cash dividends from the date hereof to the time the Merger shall become effective except as permitted under this Agreement.
         (c) All representations by Commercial contained in this Agreement and the Merger Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations were made at and as of said date, except for changes contemplated by this Agreement or the Merger Agreement and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time. In addition, all amendments to the Disclosure Letter shall have been approved by Killbuck in accordance with Section 19.
         (d) Killbuck shall have received the opinion of legal counsel for Commercial, dated the time the Merger shall become effective, substantially to the effect set forth in Exhibit A hereto.
         (e) Commercial shall have performed or satisfied in all material respects all undertakings, agreements and conditions required by this Agreement or the Merger Agreement to be performed or satisfied by it at or prior to the time the Merger shall become effective.
         (f) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or state government in which it is sought to restrain or prohibit the consummation of the Merger, and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against Commercial which Killbuck shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for Killbuck.
         (g) Prior to the time the Merger shall become effective, Killbuck shall not have been deprived of adequate opportunity to conduct such review and examination of the business, properties, and condition (financial or otherwise) of Commercial as Killbuck shall have deemed prudent. In the event Commercial receives a written examination report or written agreement with a state or federal banking regulatory agency, Killbuck shall have an opportunity to review such examination report or written agreement for a period of thirty days and may, at its option, elect to terminate its obligations under this Agreement during such review period.
         (h) Holders of Commercial Common Stock who are entitled to exercise in the aggregate not more than 10% of the voting power of the issued and outstanding Commercial Common Stock as of the time the Merger shall become effective shall have taken steps to perfect their rights as dissenting Shareholders pursuant to the provisions the Sections 1115.19 and 1701.85 of the Ohio Revised Code so that if, at the time the Merger shall become effective, holders of more than 10% of such shares shall have taken such steps, Killbuck may, at its option, refuse to consummate the Merger.
         (i) Commercial shall have furnished Killbuck certificates, signed on its behalf by the Chairman or President and the Secretary or an Assistant Secretary of Commercial and dated the time the Merger shall become effective, to the effect that to the best of their knowledge, after due inquiry, the conditions described in Paragraphs (a), (b), (c), and (f) of this Section 11 have been fully satisfied.
         (j) Killbuck shall have received from each Affiliate a certificate in the form specified by Killbuck.
         (k) Killbuck shall have received from Commercial the officers' certificates required pursuant to Section 4 (m) hereof.
         (l) Each of (i) the Board of Directors of Commercial, (ii) Commercial' shareholders and (iii) Killbuck's shareholders shall have approved this Agreement and the Agreement of Merger.
         (m) Prior to the Closing, Commercial will have provided Killbuck with a list of all certificates of deposit or checking, savings or other deposits and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Commercial and their affiliates as of the last day of the calendar month immediately prior to the Closing. In addition, Commercial shall provide

                  Killbuck with a list of (i) all certificates of deposit, checking, savings or other deposits in excess of $100,000 and
                  (ii) all customers with aggregate deposits in excess of $100,000.
         (n) Killbuck shall have received evidence, satisfactory to it, that Commercial shall have taken such actions as are necessary to secure supplemental Medicare medical insurance (to be implemented at or prior to the effective time of the Merger) for any former director of Commercial presently insured on Commercial's group medical insurance policy, and caused the corresponding removal from the group term medical insurance policy of Commercial such director and such director's family.
12. Conditions to Obligations of Commercial. The obligations of Commercial under this Agreement or the Merger Agreement are subject, unless waived by Commercial, to the satisfaction on or prior to the time the Merger shall become effective of the following conditions:
         (a) There shall not have been any material adverse change or discovery of a condition or the occurrence of an event which has or is likely to result in such a change, in the financial condition, aggregate net assets, Shareholders' equity, business, or operating results of Killbuck from December 31, 1997, to the time the Merger shall become effective.
         (b) All representations by Killbuck contained in this Agreement and the Merger Agreement shall be true in all material respects at, or as of, the time the Merger shall become effective as though such representations were made at and as of said date, except for changes contemplated by this Agreement and the Merger Agreement, and except also for representations as of a specified time other than the time the Merger shall become effective, which shall be true in all material respects at such specified time.

         (c) Commercial shall have received the opinion of counsel for Killbuck dated the time the Merger shall become effective substantially to the effect set forth in Exhibit B hereto.
         (d) Killbuck shall have performed or satisfied in all material respects all undertakings, agreements and conditions required by this Agreement and the Merger Agreement to be performed or satisfied by it at or prior to the time the Merger shall become effective.
         (e) At the time the Merger shall become effective, no suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency of the federal or state government in which it is sought to restrain, prohibit or set aside consummation of the Merger and no other suit, action or proceeding shall be pending or overtly threatened and no liability or claim shall have been asserted against Killbuck which Commercial shall in good faith determine, with advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for Commercial and its Shareholders.
         (f) Killbuck shall have furnished Commercial a certificate, signed by the Chairman or President and by the Secretary or Assistant Secretary of Killbuck and dated the time the Merger shall become effective to the effect that to the best of their knowledge after due inquiry the conditions described in Paragraphs (a), (b), and (e) of this Section 12 have been fully satisfied.
         (g) Killbuck and Commercial shall have received the tax opinion called for pursuant to Section 6 of this Agreement and there shall exist as of, at or immediately prior to the time the Merger shall become effective no facts or circumstances which would render such opinion inapplicable in any respect to the transactions to be consummated hereunder.

         (h) Prior to the time the Merger shall become effective, Commercial shall not have been deprived of adequate opportunity to conduct such review and examination of the business, properties, and condition (financial or otherwise) of Killbuck as Commercial shall have deemed prudent. In the event Killbuck receives a written examination report or written agreement with a state or federal banking regulatory agency, Commercial shall have an opportunity to review such examination report or written agreement for a period of thirty days and may, at its option, elect to terminate its obligations under this Agreement during such review period.
13. Conditions to Obligations of All Parties. In addition to the provisions of Sections 11 and 12 hereof, the obligations of Killbuck and Commercial to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction of the following conditions on or prior to the time the Merger shall become effective:
         (a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Agreement and each of such approvals shall remain in full force and effect at the time the Merger shall become effective and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority by formal proceeding, or contested by any other third party by formal proceeding which the Board of Directors or the party asserting a failure of a condition under this Section 13(a) shall in good faith determine, with the advice of counsel: (i) has a reasonable likelihood of being successfully prosecuted and (ii) if successfully prosecuted, would materially and adversely affect the benefits hereunder intended for such party. It is understood that, if any contest as aforesaid is brought by formal proceedings, Killbuck may, but shall not be obligated to, answer and defend such contest. Killbuck shall notify Commercial promptly upon receipt of all necessary governmental approvals.

         (b) The registration statement required to be filed by Killbuck pursuant to Section 4(c) of this Agreement shall have become effective by an order of the Securities and Exchange Commission or a suitable exemption shall be available therefrom, the shares of Killbuck Common Shares to be exchanged in the Merger shall have been qualified or exempted under all applicable state securities laws, and if filed there shall have been no stop order issued or threatened by the Securities and Exchange Commission that suspends or would suspend the effectiveness of the registration statement, and no proceeding shall have been commenced, pending or overtly threatened for such purpose.
         (c) This Agreement and the Merger Agreement shall have been duly adopted, ratified and confirmed by the requisite affirmative votes of the Shareholders of Commercial.
14. Non-survival of Representations and Warranties. The respective representations and warranties of Killbuck and Commercial set forth shall expire at the effective time of the Merger.
15. Governing Law. This Agreement shall be construed and interpreted according to the applicable laws of the State of Ohio.
16. Assignment. This Agreement and the Merger Agreement and all of the provisions hereof and thereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor the Merger Agreement nor any of the rights, interest, or obligations hereunder or thereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.
17.      Satisfaction of Conditions; Termination.
         (a) Killbuck agrees to use its best effort to obtain satisfaction of the conditions insofar as they relate to Killbuck, and Commercial agrees to use its best efforts to obtain the satisfaction of the conditions insofar as they relate to Commercial. If any material condition to the obligations of Killbuck set forth in Section 11 or 13 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Killbuck, or if any material condition to the obligations of Commercial set forth in Section 12 or 13 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by Commercial, or if at any time prior to the time the Merger shall become effective, it shall become reasonably certain that such condition will not be substantially satisfied and such condition is not waived by Killbuck or Commercial, as the case may be, either Killbuck or Commercial may terminate this Agreement by written notice to the other party after the expiration of fifteen (15) days written notice to the other party during which time such other party shall have an opportunity to cure such defect in said condition. This Agreement may be terminated and abandoned (either before or after the meetings of Shareholders contemplated hereby) by mutual written consent of Killbuck and Commercial authorized by their respective Boards of Directors. In the event of such termination caused otherwise than by breach of this Agreement by any of the parties hereto, this Agreement shall cease and terminate, the acquisition of Commercial as provided herein shall not be consummated, and neither Killbuck nor Commercial shall have any further liability under this Agreement of any nature whatever, including any liability for damages. In the event this Agreement is terminated, the duties of both parties with respect to confidential information set forth in Sections 4(d) shall survive any such termination. In addition to the other grounds for termination of this Agreement set forth herein, this Agreement can be terminated by written notice by either party to the other, in each case authorized by its Board of Directors, if the Merger shall not have been consummated by February 1, 1999, or the date of such notice, whichever is later.

         (b) If termination of this Agreement shall be judicially determined to have been caused by breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have breached this Agreement shall indemnify the other parties for their respective costs, fees and expenses of its counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related actions and its Shareholders' meetings and actions.

18. Waivers, Amendments. Any of the provisions of this Agreement may be waived at any time by the party which is, or the Shareholders of which are, entitled to the benefit thereof, by resolution of the Board of Directors of such party. This Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same person) as this Agreement and which makes reference to this Agreement, pursuant to a resolution, adopted by the Boards of Directors of the respective parties, provided, however, such amendment or modification may be made in this manner by the respective Boards of Directors of Killbuck and Commercial at anytime prior to a favorable vote of such party's Shareholders, (if such shareholder approval is otherwise required) but may be made after a favorable vote by the Shareholders (if such shareholders approval is otherwise required) of such party, only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Agreement for the Shareholders of such party and will not require resolicitation of any proxies from such Shareholders.
19. Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Killbuck and Commercial or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of Commercial by Killbuck. This Agreement, including the exhibits and schedules hereto (which shall include the Disclosure Letter and the Merger Agreement) together constitute the entire agreement of the parties, and there are no agreements or commitments except as set forth herein and therein. This Agreement and the Merger Agreement may only be amended in a writing signed by the parties hereto and thereto. The Disclosure Letter may be amended by Commercial from time to time after the date hereof upon the prior written consent of Killbuck.
20. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.
21. Notices. All notices and other communications hereunder shall be deemed to have been duly given if forwarded by regular First Class United States Mail, postage prepaid, or a nationally recognized overnight courier service. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Agreement by mail in the same manner as herein provided.

                  a)  If to Killbuck, to:

                  Luther E. Proper
                  President
                  Killbuck Bancshares, Inc.
                  165 N. Main
                  Killbuck, OH  44637

                  With copies to:

                  Martin D. Werner, Esq.
                  Werner & Blank Co., LPA
                  7205 W. Central Ave.
                  Toledo, OH  43617
                  (419) 841-8051/PH
                  (419) 841-8380/FX

                  (b)  If to Commercial, to:

                  Mr. Robert K. Wagner
                  President
                  Commercial and Savings Bank Co.
                  701 South Market Street
                  Danville, OH  43014

                  With copies to:

                  Clifford A. Roe, Jr., Esq.
                  Dinsmore & Shohl, P.L.L.
                  1900 Chemed Center
                  255 East Fifth Street
                  Cincinnati, Ohio  45202-3172
                  (513) 977-8200/PH
                  (513) 977-8141/FX


22. Publicity. Killbuck and Commercial agree to consult with and obtain the consent of the other, prior to any media release or other public disclosures as to the matters covered by this Agreement, except as may be required by law.
24. Knowledge. Whenever a representation or warranty is made herein as being "to the knowledge of" a party hereto or the officers or directors thereof, it is understood that an officer has made or caused to be made by personnel or representatives competent to determine the accuracy thereof (and the results thereof reported to him) an investigation which is appropriate to determine the accuracy of such representation or warranty.

         IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.

ATTEST:                                          Killbuck Bancshares, Inc.

____________________
                                                 By:___________________________
By:_________________                                Luther E. Proper, President
Its:________________

ATTEST:                                          Commercial and Savings Bank Co.
____________________
                                                 By:___________________________
By:_________________                                Robert K. Wagner, President
Its:________________





As individuals and with respect solely to the understanding made in Section 8(l) of this Agreement.


_____________________                               ____________________________

_____________________                               ____________________________

_____________________                               ____________________________

_____________________                               ____________________________

_____________________                               ____________________________

_____________________                               ____________________________

                                                                   APPENDIX A


                                MERGER AGREEMENT

         THIS MERGER AGREEMENT (this "Agreement") dated as of __________, 1998, is by and between The Killbuck Savings Bank Company, Ohio ("Killbuck Bank"), an Ohio state banking corporation and wholly owned subsidiary of Killbuck Bancshares, Inc., ("Killbuck") and Commercial and Savings Bank Co., Danville, Ohio ("Commercial"), an Ohio state banking corporation and is joined in by Killbuck, the sole shareholder of Killbuck Bank.

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Killbuck Bank and the Board of Directors of Commercial have determined that it is in the best interests of the Killbuck Bank and Commercial to merge Commercial with and into Killbuck Bank in accordance with the provisions of the laws of the State of Ohio (the "Merger"); and

         WHEREAS, the Board of Directors of Commercial and the Board of Directors of Killbuck Bank have each adopted a resolution approving this Agreement and have directed that the Merger Agreement be submitted to the shareholders of Commercial and Killbuck Bank entitled to vote in respect thereof for adoption and approval;

         NOW, THEREFORE, the parties hereto, subject to the terms and conditions contained herein, agrees as follows:

                                    ARTICLE I

                            Constituent Corporations

         Commercial and Killbuck Bank shall be the constituent banking corporations with respect to the Merger.

                                   ARTICLE II

                                     Merger

         Effective as of the date set forth in the Certificate of Merger filed in accordance with Section 1115.11 (F) of the Ohio Revised Code with the Superintendent of Banks for the State of Ohio (the "Effective Time"), Commercial shall be merged into Killbuck Bank and Killbuck Bank shall be the surviving banking corporation (the "Surviving Corporation"), which after the effective time of the Merger shall be known as "The Killbuck Savings Bank Company."

                                   ARTICLE III

                         Articles of Incorporation, Etc.

1. At the Effective Time, the Articles of Incorporation and Code of Regulations of Killbuck shall constitute the Articles of Incorporation Code of Regulations of the Surviving Corporation.

2. The Surviving Corporation's main office shall be located 165 N. Main St., Killbuck, Ohio, until otherwise changed in accordance with law.

3. The officers of Killbuck Bank immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office until his respective successor is duly elected or appointed and qualified in accordance with the provisions of the Articles of Incorporation and Code of Regulations of the Surviving Corporation and of applicable law, or until his earlier death, resignation or removal. The officers of Commercial immediately prior to the Effective Time shall be appointed as officers of the Surviving Corporation by the Board of Directors immediately after the Effective Time, to hold such officer and titles as shall be determined by the Board of Directors of the Surviving Corporation.

4. The directors of the Surviving Corporation shall be all of the directors of Killbuck immediately prior to the Effective Time.


                                   ARTICLE IV

         Manner of Converting and Exchanging Stock and Capital Structure

1. Subject to the provisions of this Article IV, the manner of converting and exchanging the shares of the constituent corporation's stock at the Effective Time shall be as follows.

         Conversion and Exchange of Shares.

         (a)      At the time the Merger shall become effective;

                  (i) All of the outstanding certificates for shares of Commercial Common Stock shall, subject to statutory dissenters rights as provided Ohio Revised Code
                           Section 1115.19 and 1701.85, be converted into the right to receive .4317 duly authorized, validly issued, fully paid and non-assessable Killbuck Common Shares, subject to pro rata adjustment in the event of any stock dividend, stock split or other general distribution of Killbuck Common Stock prior to the Merger.

                  (ii) The shares of Killbuck Common Stock issued and outstanding immediately prior to the time the Merger shall become effective shall continue to be issued and outstanding shares of the Surviving Corporation and shall be held by Killbuck.


         (b) No fractional shares or scrip representing fractional Killbuck Common Shares will be issued by Killbuck in connection with the Merger, but in lieu thereof, any holder of Commercial Common Stock entitled to such a fractional share shall, upon surrender of the certificate or certificates formerly representing such Commercial Common Stock, be paid cash, without interest, by Killbuck for such fractional share(s). The cash paid for fractional shares shall be based upon $350 per share of Killbuck Common Shares.

         (c) As soon as practicable after the time the Merger shall become effective, and subject to the provisions set forth above relating to the fractional shares, Killbuck will distribute to the former holders of Commercial Common Stock in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of Commercial Common Stock the certificate(s) for Killbuck Common Shares in accordance with the provisions regarding the exchange of shares of Commercial Common Stock set forth in paragraph 1(a)(i) of this Merger Agreement. Each certificate formerly representing Commercial Common Stock (other than certificates representing shares of Commercial Common Stock subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of whole Killbuck Common Shares and cash for fractional share interests in Killbuck Common Shares into which such shares have been converted. Certificates representing shares of Commercial Common Stock held by a stockholder of Commercial, shall be aggregated together in determining the number of fractional shares for which such shareholder shall receive cash as provided for herein. Until surrender of the certificate or certificates formerly representing shares of Commercial Common Stock, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of Killbuck Common Shares. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to Killbuck as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the time the Merger shall become effective on the whole Killbuck Common Shares represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the time the Merger shall become effective, the holders of certificates formerly representing shares of Commercial Common Stock shall cease to have rights with respect to such shares except such rights, if any, as a holder of certificates formerly representing shares of Commercial Common Stock may have as dissenting shareholders pursuant to Ohio law and except as aforesaid, their sole rights shall be to exchange said certificates for certificates for Killbuck Common Shares in accordance with this Merger Agreement.

                  Certificates formerly representing shares of Commercial Common Stock surrendered for cancellation by each shareholder entitled to exchange shares of Commercial Common Stock for Killbuck Common Shares by reason of the Merger shall be accompanied by such appropriate instruments of transfer as Killbuck may reasonably require, provided, however, that if there be delivered to Killbuck by any person who is unable to produce any such certificate formerly representing shares of Commercial Common Stock for transfer (i) evidence to the reasonable satisfaction of Killbuck that any such certificate has been lost, wrongfully taken or destroyed, and (ii) such indemnity agreement as reasonably may be requested by Killbuck to save it harmless, and (iii) evidence to the reasonable satisfaction of Killbuck that such person is the owner of the shares theretofore represented by each certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such certificate and to receive Killbuck Common Shares pursuant to this Merger Agreement, then Killbuck (or an Exchange Agent, as the case may be), in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing Killbuck Common Shares which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate representing shares of Commercial Common Stock.

2. After the Effective Time, there shall be no transfers of the stock transfer books of Killbuck Bank of any certificates representing shares of Killbuck Bank Common Stock. After the Effective Time, upon presentation to the Surviving Corporation of certificates formerly representing capital stock of Killbuck Bank, such certificates shall be canceled.

3. The Resulting Corporation shall have a capital structure equal to the following:

         (a) Common stock of $__________, consisting of _________shares of $____ par value all of which will be issued and outstanding immediately following the Effective Time of the Merger; and

         (b)      Surplus of $_______________; and

         (c) Undivided profits, including capital reserves, of $____________, adjusted for all earnings and losses between January 1, 1998, and the Effective Time of the Merger.

                                    ARTICLE V

                                Effect of Merger

         From and after the Effective Time, the Surviving Corporation shall have all of the rights, interests, privileges, powers, immunities and franchises (public and private) of each of the constituent corporations, and all property (real, personal and mixed), all debts due on whatever account, and all other chooses in action, of each of the constituent corporations. All interests of or belonging to or due to either of the constituent corporations shall thereupon be deemed to be transferred to and vested in the Surviving Corporation without act or deed and no title to any real estate or any interest therein vested in either of the constituent corporations shall revert or be in any way impaired because of the Merger.

                                   ARTICLE VI

                              Surviving Corporation

         From and after the Effective Time, the Surviving Corporation shall be responsible for all obligations of each of the constituent corporations and each claim existing and each action or proceeding pending by or against either of the constituent corporations may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in the place of such constituent corporation. No right of any creditor of either constituent corporation and no lien upon the property of either constituent corporation shall be impaired by the Merger.

                                   ARTICLE VII

                                Further Documents

         If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of the constituent corporations, or otherwise to carry out the provisions hereof, the persons who were the proper officers and directors of the constituent corporations immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in the Surviving Corporation, including, but not limited to, filing with each court or other public tribunal, agency or officer by which Commercial or Killbuck Bank have been appointed in the capacity of fiduciary or agent, and in the court file of each estate, suit or proceeding in which any of them has been acting, a statement setting forth the information required by law or otherwise to carry out the provisions hereof.

                                  ARTICLE VIII

                                   Termination

         Notwithstanding the adoption and approval of this Agreement and the Merger by the shareholders of Commercial and Killbuck Bank, this Agreement and the Merger may be terminated:

         (a) At any time prior to the Effective Time, by the mutual consent of the Boards of Directors of Commercial and Killbuck Bank; or

         (b) This Merger Agreement shall automatically terminate in the event of the termination of the Agreement and Plan of Reorganization dated __________, 1998 by and between Commercial and Killbuck to which it relates.

         (c) At any time prior to the Effective Time, by Commercial or Killbuck Bank if there shall have been a final judicial determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement or of the Merger is illegal, invalid or unenforceable;

         In the event that this Agreement is terminated pursuant to this Article VIII, the Merger provided for herein shall be abandoned automatically and without any further act or deed by the parties hereto.

                                   ARTICLE IX

                    Conditions to Consummation of the Merger

         The consummation of the Merger pursuant to this Merger Agreement and the obligations of the parties hereto is subject to the satisfaction of the provisions and conditions of the Agreement and Plan of Reorganization by and between Commercial and Killbuck dated ________, 1998.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested to on their behalf by the following directors and officers thereunto duly authorized as of the day and year first written above.


Commercial and Savings Bank Co.:              The Killbuck Savings Bank Company

By:_____________________________              By:_____________________________
Robert K. Wagner, President                   Luther E. Proper, President

Attest:                                       Attest:

________________________________              ________________________________
by: ____________________________              by:      Jon D. Boley
its:____________________________              its:     Cashier




Killbuck Bancshares, Inc.:

By:_____________________________
Luther E. Proper, President

Attest:

________________________________
by:  Jon D. Boley
its: Secretary

                                                            EXHIBIT A
____________________, 1998



Board of Directors
Killbuck Bancshares, Inc.
165 N. Main
Killbuck, OH  44637

Re: Commercial and Savings Bank Co.

Members of the Board:

We have acted as special counsel to Commercial and Savings Bank Co., an Ohio banking corporation ("Commercial"), in connection with the contemplated Agreement and Plan of Reorganization dated_______, 1998, and related Merger Agreement (the "Agreement") between Commercial and Killbuck Bancshares, Inc. ("Killbuck"). This Opinion Letter is rendered to you pursuant to Section -_(_) of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

We have examined such documents and matters and conducted such research as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to questions of fact, we have relied upon statements and certificates from certain officers of Commercial as well as certificates of certain public officials.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law addressed by this opinion is limited to the law of the State of Ohio and the federal law of the United States.

Based upon the foregoing, and subject to the qualifications more particularly herein set forth, we are of the opinion that:

1. Commercial is an banking corporation validly existing under the laws of the State of Ohio and has the requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged.

2. All necessary corporate proceedings of Commercial have been duly taken to authorize the execution, delivery and performance of the Agreement by Commercial and the consummation of the transactions contemplated by the Agreement. The Agreement constitutes the legal, valid and binding obligation of Commercial, enforceable in accordance with its terms, except:

     a. as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors' rights; and

     b. that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

3. The execution, delivery and performance of the Agreement by Commercial will not violate or result in a breach of any term of Commercial's Articles of Incorporation or Code of Regulations, or violate, result in a breach of, or constitute a default under any term of any material agreement known to us to which Commercial is a party.

4. The authorized capital stock of Commercial consists of 20,200 shares of common stock, $_____ par value per share, all of which are issued and outstanding as of _________, 1998. To our knowledge, there are no outstanding options, warrants or other rights to acquire, or securities convertible into any capital stock of Commercial.

5. All consents or approvals of any regulatory authority having jurisdiction over Commercial or its subsidiary that are required to be obtained in connection with the Merger and the transactions contemplated by the Agreement have been obtained.

6. There is no suit, action, investigation or other proceeding pending or, to our knowledge, threatened against Commercial or any of its subsidiaries which would adversely affect the ability of Commercial to consummate the Merger or perform its obligations under the Agreement.

This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person or party or in any other context without our prior written consent. This opinion is delivered as of the date hereof, and we expressly disclaim any undertaking to update it.

Very truly yours,



Dinsmore & Shohl, L.L.P.

                                                                 EXHIBIT B

____________________, 1998



Board of Directors
Commercial and Savings Bank Co.
701 S. Market Street
Danville, OH  44854

Re:  Killbuck Bancshares, Inc.

Members of the Board:

We have acted as special counsel to Killbuck Bancshares, Inc., an Ohio corporation ("Killbuck"), in connection with the contemplated Agreement and Plan of Reorganization dated _______, 1998 and related Merger Agreement (the "Agreement") between Killbuck and Commercial and Savings Bank Co.. ("Commercial"). This Opinion Letter is rendered to you pursuant to Section -_(_) of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

We have examined such documents and matters and conducted such research as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to questions of fact, we have relied upon statements and certificates from certain officers of Killbuck as well as certificates of certain public officials.

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law addressed by this opinion is limited to the law of the State of Ohio and the federal law of the United States.

Based upon the foregoing, and subject to the qualifications more particularly herein set forth, we are of the opinion that:

1. Killbuck is a corporation validly existing under the laws of the State of Ohio and has the requisite corporate power and authority to own its properties and to carry on the business in which it is now engaged.

2. All necessary corporate proceedings of Killbuck have been duly taken to authorize the execution, delivery and performance of the Agreement by Killbuck and the consummation of the transactions contemplated by the Agreement. The Agreement constitutes the legal, valid and binding obligation of Killbuck, enforceable in accordance with its terms, except:

     a. as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting creditors' rights; and

     b. that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

3. The execution, delivery and performance of the Agreement by Killbuck will not violate or result in a breach of any term of Killbuck's Articles of Incorporation or Code of Regulations, or violate, result in a breach of, or constitute a default under any term of any material agreement known to us to which Killbuck is a party.

4. Killbuck is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

5. The authorized capital stock of Killbuck consists of 200,000 shares of common stock, no par value per share, of which a total of 132,380 shares are issued and outstanding as of _________, 1998. To our knowledge, there are no outstanding options, warrants or other rights to acquire, or securities convertible into any capital stock of Killbuck.

6. The shares of Killbuck Common Stock to be issued to the shareholders of Commercial under the Agreement will be, at the effective time of the Merger, duly and validly authorized and issued and fully paid and nonassessable.

7. All consents or approvals of any regulatory authority having jurisdiction over Killbuck or its subsidiary that are required to be obtained in connection with the Merger and the transactions contemplated by the Agreement have been obtained.

8. The Registration Statement on Form S-4 filed by Killbuck pursuant to the Agreement has become effective and no stop order revoking such effectiveness has been issued or has been threatened. [If an exemption available - delete.]

9. There is no suit, action, investigation or other proceeding pending or, to our knowledge, threatened against Killbuck or any of its subsidiary which would adversely affect the ability of Killbuck to consummate the Merger or perform its obligations under the Agreement.

This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person or party or in any other context without our prior written consent. This opinion is delivered as of the date hereof, and we expressly disclaim any undertaking to update it.

Very truly yours,



Werner & Blank Co., L.P.A.